Exhibit 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Akso Health Group (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F, as amended, for the year ended March 31, 2023 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 14, 2023

/s/ Yilin (Linda) Wang
Yilin (Linda) Wang
Chief Executive Officer
(Principal Executive Officer)

Dated: July 14, 2023

/s/ Rui (Kerrie) Zhang
Rui (Kerrie) Zhang
Chief Financial Officer
(Principal Financial Officer)